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PRICEWATERHOUSECOOPERS [LOGO]                                 Exhibit 15.1
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                                                PricewaterhouseCoopers LLP
                                                200 E. Randolph Dr.
                                                Chicago, IL 60601
                                                Telephone: (312) 565 1500



February 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reported dated November 12, 1999, except as to Note 6 and Note 8, for which the date is January 31, 2000, on our review of interim financial information of North American Van Lines, Inc. for the period December 27, 1998 through September 25, 1999 is included in its Registration Statement dated February 4, 2000.

Yours very truly,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCooopers LLP